IDENTIV RAISES $20M TO DELIVER TRUST TO THE INTERNET OF THINGS

FREMONT, Calif., March 31, 2014 – Identiv (NASDAQ: INVE) today announced that it has entered into a $20.0 million term loan and line-of-credit agreement through Opus Bank’s Technology Banking Division. The proceeds of the transaction will be used to retire existing debt and enhance liquidity, creating a stronger financial platform to accelerate growth.

“We are now focusing on delivering trust solutions for the rapidly expanding connected world,” said Jason Hart, CEO of Identiv. “Our ‘Trust Your World’ vision is applicable to billions of everyday items that demand to be trusted. We are expanding from a strong base, having shipped product for well over 100 million everyday items in 2013.”

“We could not be more excited about contributing to this shift in the industry. There is so much potential in the emerging Internet of Things market and in connecting everyday items,” said Kevin McBride, Senior Managing Director and Head of Opus Bank’s Technology Banking Division. “Identiv is a clear market leader with its strong capabilities and core competencies, and we are proud to be joining Identiv on this journey.”

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About Opus Bank

Opus Bank is an FDIC insured California-chartered commercial bank with over $3.7 billion of total assets, $2.9 billion of total loans, and $2.7 billion in total deposits as of December 31, 2013.Opus Bank provides high-value, relationship-based banking products, services and solutions to its clients comprised of small and mid-sized commercial business, entrepreneurs, real estate investors, professionals and consumers. Opus Bank offers a suite of treasury and cash management and depository solutions, and a wide range of loan products, including commercial and industrial, commercial real estate, multifamily residential, and is an SBA preferred lender. Opus Bank is an Equal Housing Lender. Opus Bank operates 60 banking offices, including two banking offices in the Phoenix metropolitan area of Arizona, 34 banking offices in California and 24 banking offices in the Seattle/Puget Sound region of Washington.

About Identiv

Identiv is a global security technology company that establishes trust in the connected world, including premises, information and everyday items. CIOs, CSOs and product departments rely upon Identiv’s Trust Solutions to reduce risk, achieve compliance and protect brand identity. Identiv Trust Solutions are implemented using standards-driven products and technology, such as digital certificates, mobility and cloud services. For more information, visit www.identiv.com.

Note Regarding Forward Looking Information:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “plans,” “will,” “intends,” “expects,” and similar references to the future. Examples of such statements include, without limitation, statements we make regarding our expectation that the proceeds from our loan and line-of-credit transaction will allow us to create a stronger financial platform to accelerate growth. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause our actual business and operating results to differ. Factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to implement our growth strategy, to successfully develop and commercialize new products and solutions, our ability to meet our sales forecasts, and our ability to meet financial covenants of our loan agreement. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports, including our Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Opus Bank Contact:	Identiv Media Contacts:
Jeff L. Leonard	Lesley Sullivan/Joann Wardrip
SVP, Dir. of Communications	MSLGROUP

949-251-8146	781-684-0770
IdentivGroup@mslgroup.com